EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Brunswick Technologies, Inc.

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus incorporated herein by reference.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Boston, Massachusetts
February 5, 1997